n e w s r e l e a s e	Exhibit 99.1 Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Lisa Stoner Humana Investor Relations (502) 580-2652 e-mail: LStamper@humana.com
Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Reports First Quarter 2025 Financial Results;
Affirms Full Year 2025 Adjusted Financial Guidance

•Reports 1Q25 earnings per share (EPS) of $10.30 on a GAAP basis, Adjusted EPS of $11.58
•1Q25 Insurance segment benefit ratio of 87.4 percent, in line with the company's previously disclosed expectation of 'approximately 87.5 percent'
•Affirms Adjusted FY 2025 EPS guidance of 'approximately $16.25'; while revising GAAP EPS to 'approximately $14.68' from the previous estimate of 'approximately $15.88'
•Affirms FY 2025 Insurance segment benefit ratio guidance range of 90.1 percent to 90.5 percent
•Affirms expected individual Medicare Advantage annual membership decline of approximately 550,000, inclusive of the impact of exiting certain unprofitable plans and counties
◦Remains confident in 2025 pricing strategy as the company prioritizes membership that is expected to drive sustainable, long-term value creation
•Continues to advance the company's long-term strategy with achievements within the CenterWell and Medicaid businesses
◦CenterWell Pharmacy selected as the fulfillment pharmacy for NovoCare® Pharmacy’s weight loss medication for cash pay customers
◦Illinois announced its intent to award the company a contract for the state's new Fully Integrated Dual Eligible Special Needs Plan program
•Publishes prepared management remarks to Investor Relations page of www.humana.com ahead of this morning's 8:00 a.m. ET question and answer session to discuss its financial results for the quarter and expectations for future earnings

LOUISVILLE, KY (April 30, 2025) – Humana Inc. (NYSE: HUM) today reported consolidated pretax results and net earnings per share (EPS) for the quarter ended March 31, 2025 (1Q25) versus the quarter ended March 31, 2024 (1Q24) as noted in the tables below.

Consolidated income before income taxes and equity in net losses (pretax results) in millions	1Q25 (a)	1Q24 (a)
Generally Accepted Accounting Principles (GAAP)	$1,691	$1,014
Amortization associated with identifiable intangibles	15	16
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	163	131
Value creation initiatives	24	29
Impact of exit of employer group commercial medical products business	—	1
Adjusted (non-GAAP)	$1,893	$1,191

Diluted earnings per share (EPS)	1Q25 (a)	1Q24 (a)
GAAP	$10.30	$6.11
Amortization associated with identifiable intangibles	0.12	0.13
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	1.35	1.08
Value creation initiatives	0.20	0.24
Impact of exit of employer group commercial medical products business	—	0.01
Cumulative net tax impact	(0.39)	(0.34)
Adjusted (non-GAAP)	$11.58	$7.23
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP)
financial measures, as well as additional reconciliations.
Please refer to the tables above, as well as the consolidated and segment highlight sections in the detailed earnings release for additional discussion of the factors impacting the year-over-comparisons.
“Our team has done a great job launching us on a strong start to the year. Medicare Advantage is performing as expected and we are excited about our progress in expanding CenterWell and Medicaid,” said Humana President and CEO Jim Rechtin. “We are confident in the growth outlook for value-based care and Medicare Advantage, which will allow us to provide more quality care to a broader group of patients and members."
FY 2025 Earnings Guidance
Humana revises its GAAP EPS guidance for the year ending December 31, 2025 (FY 2025) to 'approximately $14.68' from 'approximately $15.88', while affirming its Adjusted EPS guidance of 'approximately $16.25'.

Diluted earnings per share	FY 2025 Guidance	FY 2024 (a)
GAAP	approximately $14.68	$9.98
Amortization associated with identifiable intangibles	0.49	0.50
Put/call valuation adjustments associated with the company's non-consolidating minority interest investments (b)	1.35	2.45
Value creation initiatives (b)	0.20	2.33
Impact of exit of employer group commercial medical products business	—	1.19
Impairment charges	—	1.65
Cumulative net tax impact	(0.47)	(1.89)
Adjusted (non-GAAP) – FY 2025 projected (b); FY 2024 reported	approximately $16.25	$16.21
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.

Detailed Press Release
Humana’s full earnings press release, including the statistical pages, has been posted to the company’s Investor Relations site and may be accessed at https://humana.gcs-web.com/ or via a current report on Form 8-K filed by the company with the Securities and Exchange Commission this morning (available at www.sec.gov or on the company’s website).
Conference Call

Humana will host a live question-and-answer session for analysts at 8:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. In advance of the question-and-answer session, Humana will post prepared management remarks to the Quarterly Results section of its Investor Relations page (https://humana.gcs-web.com/financial-information/quarterly-results).

A webcast of the 1Q25 earnings call may be accessed via Humana’s Investor Relations page at https://humana.gcs-web.com/.

If you anticipate asking a question during the question-and-answer session, please register in advance at this link - https://register-conf.media-server.com/register/BI037cbce4506a41c296e366c2be45b6f2.

Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique registrant ID.

The company suggests participants listening via the web or the conference call sign in or dial in at least 15 minutes in advance of the call. For those unable to participate in the live event, the virtual presentation archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at https://humana.gcs-web.com/, approximately two hours following the live webcast.
Footnotes
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the corresponding GAAP measures, provide a comprehensive perspective to more accurately compare and analyze the company’s core operating performance over time. Consequently, management uses these non-GAAP (Adjusted) financial measures as consistent and uniform indicators of the company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this earnings release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at non-GAAP (Adjusted) financial measures.
(a) For the periods covered in this earnings release, the following items are excluded from the non-GAAP financial measures described above, as applicable. Note each of the adjustments described below impacted FY 2024 Adjusted EPS as shown on page 2.

•Amortization associated with identifiable intangibles - Since amortization varies based on the size and timing of acquisition activity, management believes this exclusion provides a more consistent and uniform indicator of performance from period to period. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, EPS, and Insurance and CenterWell segments' income from operations. The table below discloses respective period amortization expense for each segment:

Amortization (in millions)	1Q25	1Q24
Insurance segment	$4	$4
CenterWell segment	$11	$12

•Put/call valuation adjustments associated with the company’s non-consolidating minority interest investments - These amounts are the result of fair value measurements associated with the company's primary care strategic partnership and are unrelated to the company's core business operations. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results and EPS.
•Value creation initiatives - These charges relate to the company's ongoing initiative to drive additional value for the enterprise through cost saving, productivity initiatives, and value creation from previous investments, and primarily consist of asset impairment, severance charges, and external consulting spend specific to these initiatives. These charges were recorded at the corporate level and not allocated to the segments. For all periods shown within this earnings release, GAAP measures affected in this release include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Impact of exit of employer group commercial medical products business - These amounts relate to activity from the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. For 1Q24, GAAP measures affected in this earnings release include consolidated pretax results, EPS, consolidated revenues, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Impairment charges - The company recognized non-cash impairment charges in 2024 related to certain indefinite-lived intangible assets based on the company's estimate of future financial performance in certain state markets. These charges were recorded at the corporate level and not allocated to the segments. No impact to 1Q25 or 1Q24 results.
•Cumulative net tax impact - This adjustment represents the cumulative net impact of the corresponding tax benefit or expense related to the aforementioned items excluded from the applicable GAAP measures. For all periods presented in this earnings release, EPS is the sole GAAP measure affected.

In addition to the reconciliations shown on page 2 of this release, the following are reconciliations of GAAP to Adjusted (non-GAAP) measures described above and disclosed within this earnings release:

Revenues

CONSOLIDATED Revenues (in millions)	1Q25	1Q24
GAAP	$32,112	$29,611
Impact of exit of employer group commercial medical products business	—	(279)
Adjusted (non-GAAP)	$32,112	$29,332

INSURANCE SEGMENT Revenues (in millions)	1Q25	1Q24
GAAP	$30,937	$28,699
Impact of exit of employer group commercial medical products business	—	(279)
Adjusted (non-GAAP)	$30,937	$28,420

Insurance Segment Benefit Ratio

INSURANCE SEGMENT Benefit ratio	1Q25	1Q24
GAAP	87.4%	89.3%
Impact of exit of employer group commercial medical products business	—%	0.1%
Adjusted (non-GAAP)	87.4%	89.4%

Operating Cost Ratio

CONSOLIDATED Operating cost ratio	1Q25	1Q24
GAAP	10.6%	10.4%
Impact of exit of employer group commercial medical products business	—%	(0.1)%
Value creation initiatives	(0.1)%	(0.1)%
Adjusted (non-GAAP)	10.5%	10.2%

INSURANCE SEGMENT Operating cost ratio	1Q25	1Q24
GAAP	8.2%	8.3%
Impact of exit of employer group commercial medical products business	—%	(0.1)%
Adjusted (non-GAAP)	8.2%	8.2%

Insurance Segment - Income from Operations

INSURANCE SEGMENT Income from operations (in millions)	1Q25	1Q24
GAAP	$1,574	$898
Amortization associated with identifiable intangibles	4	4
Impact of exit of employer group commercial medical products business	—	1
Adjusted (non-GAAP)	$1,578	$903

(b) FY 2025 projected Adjusted results exclude the future impact of items that cannot be estimated at this time.
Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “assumes,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:
•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.
•If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, which are of particular importance given the concentration of the company's revenues in these products, state-based contract strategy, the growth of its CenterWell business, and its integrated care delivery model, the company’s business may be materially adversely affected.
•The number of Humana’s Medicare Advantage plans rated 4-star or higher will significantly decline in 2025. Humana has filed a lawsuit seeking to set aside and vacate the 2025 Star Ratings of its Medicare Advantage plans, but there is no assurance that the company will prevail in this lawsuit. If the company is not successful, the decline in Star Ratings will negatively impact its 2026 quality bonus payments from CMS and may also significantly adversely affect the company’s revenues, operating results, and cash flows. In addition, there can be no assurances the company will be successful in maintaining or improving its Star Ratings in future years.
•If Humana, or the third-party service providers on which it relies, fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, contain such attacks when they occur, or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage plans or retrospective recovery by CMS of previously paid premiums as a result of the final rule related to the risk adjustment data validation audit methodology published by CMS on January 30, 2023 (Final RADV Rule), which Humana believes fails to address adequately the statutory requirement of actuarial equivalence and violates the Administrative Procedure Act due to its failure to include a "Fee for Service Adjuster" could have a material adverse effect on the company's operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.

•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•Volatility or disruption in the securities and credit markets may significantly and adversely affect the value of our investment portfolio and the investment income that we derive from this portfolio.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.
Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:
•Form 10-K for the year ended December 31, 2024;
•Form 8-Ks filed during 2025.

About Humana
Humana Inc. is committed to putting health first – for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large. Learn more about what we offer at Humana.com and at CenterWell.com.